                                                                    Exhibit 3.15

          Articles of Incorporation of Marketing Control Services, Inc.

(SEAL)
SCC619
(02/03)

                            COMMONWEALTH OF VIRGINIA
                          STATE CORPORATION COMMISSION

                            ARTICLES OF INCORPORATION
                         OF A VIRGINIA STOCK CORPORATION

     The undersigned, pursuant to Chapter 9 of Title 13.1 of the Code of Virginia, state(s) as follows:

1.   The name of the corporation is:

     MARKETING CONTROL SERVICES, INC.

2. The number (and classes, if any) of shares the corporation is authorized to issue is (are):

               NUMBER OF SHARES AUTHORIZED   CLASS(ES)

               1000                          Commons

               ___________________________   ___________________________________

3.   A.   The name of the corporation's initial registered agent is

          Capital Corporate Services. Inc.

     B.   The initial registered agent is (mark appropriate box):

          (1)  an individual who is a resident of Virginia and

               [ ]  an Initial director of the corporation.

               [ ]  a member of the Virginia State Bar.

                                       OR

          (2) [X] a domestic or foreign stock or nonstock corporation, limited liability company or registered limited liability partnership authorized to transact business in Virginia.

4.   A.   The corporation's initial registered office address, which is the business office of the initial registered agent is:

          10 S- Jefferson Street, Suite 1400, Roanoke, VA 24011
          (number/street)   (city of town)   (zip code)

     B. The registered office is physically located in the [X] city or [ ] county of Roanoke.

          ___________________________________.

5.   The Initial directors are:

               NAME(S)                                 ADDRESS(ES)

-------------------------------------   ----------------------------------------

                                        ----------------------------------------

-------------------------------------   ----------------------------------------

                                        ----------------------------------------

-------------------------------------   ----------------------------------------

                                        ----------------------------------------

6.   INCORPORATOR(S);


BY: /s/ Kavin A. Carey
    ---------------------------------
Name of Officer: Kavin A. Carey
                 --------------------
Title of Officer: Sole Incorporator
                  -------------------
              SIGNATURE(S)                           PRINTED NAME(S)

Telephone number (optional):
                             -----------------------------

                        SEE INSTRUCTIONS ON THE REVERSE.

                            COMMONWEALTH OF VIRGINIA
                          STATE CORPORATION COMMISSION

                                  July 21, 2003

The State Corporation Commission has found the accompanying articles submitted on behalf of

MARKETING CONTROL SERVICES, INC.

to comply with the requirements of law, and confirms payment of all required fees.

Therefore, it is ORDERED that this

CERTIFICATE OF INCORPORATION

be issued and admitted to record with the articles of incorporation in the Office of the Clerk of the Commission, effective July 21, 2003.

The corporation is granted the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.

                                        STATE CORPORATION COMMISSION


                                        By: /s/ Illegible
                                            ------------------------------------
                                            Commissioner
CORPACPT
CIS0375
03-07-21-0172